Exhibit 99.1

China Education Alliance Announces Third Quarter 2013 Financial Results

HARBIN, China, Nov. 14, 2013 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company, today announced its third quarter 2013 financial results.  The Company will host a conference call on Friday, November 15, 2013, at 8 a.m. EST (9 p.m. Beijing time the same day).

Financial Highlights for the Third Quarter ended September 30, 2013

•	Total revenues decreased by 21% to $1.6 million.

•	Net loss of $7.8 million.

•	Loss per share was $0.74 per fully diluted share.

"We are now very close to finalizing the new web-based education platform that I believe will truly give us a leading position in China's educational landscape. The rise of e-commerce and cloud computing in China has created opportunities for China Education Alliance to fill the gap by providing high quality educational materials from teachers and institutions to students regardless of their location. We are currently in the process of fine tuning various aspects of the platform which we aim to launch in the near-term. Once the platform goes live, users will be able to sort through various functions as they create their own unique customized learning platform, something that does not exist in the market today. I am proud of the effort our IT professionals and sales teams are putting into lining up the highest quality educational products available while constructing a truly dynamic communication medium. We have devoted a considerable amount of resources towards developing the technology and infrastructure that is needed to sustain such an ambitious project and are eager to bring it to market." said Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance.

Third Quarter 2013 Review:

Revenue decreased by $0.4 million, or 21% to $1.6 million for the quarter ended September 30, 2013 from $2.1 million during the same period in 2012.

Revenue from the on-line education division decreased by $0.1 million, or 17%, to $0.5 million for the quarter ended September 30, 2013 from $0.6 million for the quarter ended September 30, 2012.  Revenue from the training center division decreased by $0.3 million, or 23%, to $1.1 million for the quarter ended September 30, 2013 from $1.5 million for the quarter ended September 30, 2012.

The decline in revenue for the quarter ended September 30, 2013 was a result of decline in revenue across all of our business. The Company believes revenue was affected by external factors including a slowdown in economic growth within the PRC, untruthful allegations about its businesses, and increased competition. These factors contributed to the continuous decline in interest of existing and new students, which resulted in decrease in student enrollments and led to a decline in revenue as compared to the quarter ended September 30, 2012. The Company expects to improve the performance of its online education division in the future by providing students with more competitive, up-to-date study materials and easy access. The Company has contracted technology companies and hired its own professional IT staff to design and build a new web-based platform providing video based long-distance teaching services which encompass online community systems and online teaching management systems. Additionally, the Company established over ten new training centers this year in Beijing, of which over ten centers began operating this quarter. The Company has also established a new strategic business development plan for 2014, which aims to optimize the operations of existing training centers and expand its market share. As such, the Company expects its revenue will gradually recover following the launch of the new web-based platform and the establishment of more training centers.

Overall cost of revenue decreased by $0.9 million, or 30%, to $2.0 million for the quarter ended September 30, 2013 from $2.9 million for the same period in 2012.

Cost of revenue for the online education division decreased by $0.7 million, or 34% to $1.4 million for the quarter ended September 30, 2013 from $2.1 million for the same period in 2012. The cost of revenue for the online education division decreased primarily due to a temporary decrease in expenditure on purchase of new study materials during the second quarter of 2013 as a result of stagnating revenue from the online education division. As a result, the cost of revenue for the quarter decreased more than the decrease in revenue. The Company will continue to closely monitor variable costs while maintaining fixed costs at a stable level.

Cost of revenue for the training center division decreased $0.2 million, or 20% to $0.7 million for the quarter ended September 30, 2013 from $0.8 million for the same period in 2012. The decrease in cost of revenue was mainly due to a decrease in teachers' salary as the Company's teachers are paid by the number of classes they teach. During the quarter ended September 30, 2013 there was a decrease in number of classes offered when compared to the quarter ended September 30, 2012.

Gross profit margin for the training center division decreased to 40% for the quarter ended September 30, 2013 from 43% during the same period in 2012 as cost of revenue did not decrease as much as revenue. As part of the Company's growth strategy, the Company plans to expand its onsite training network in Beijing and other major cities in order to increase its brand awareness and reputation. With the launch of the Company's new training centers, the Company expects gross margins for the training center division to continue to decrease as the newly established centers may not generate sufficient revenue during their early stages of development.

Gross loss for the third quarter of 2013 was $0.4 million compared to gross loss of $0.8 million for the third quarter of 2012.

Selling expenses increased by $1.1 million, or 42%, to $3.7 million in the third quarter of 2013 from $2.6 million in the third quarter of 2012. The increase in selling expenses was mainly due to the increase in advertising and marketing expenses. The Company incurred advertising and marketing expenses of $2.8 million, an increase of $2.0 million or 69%, due to increased marketing and sales promoting activities to rebuild the Company's brand name and reputation.

Administrative expenses increased by $0.3 million, or 9% to $3.1 million for the quarter ended September 30, 2013 from $2.8 million for the quarter ended September 30, 2012. The increase was mainly due to the increase in research and development expenses relating to the development of the web-based platform, the office expenses, and labor costs throughout the period. The Company expects administrative expenses to continue to increase in the long-term as it will incur maintenance expenses for the web-based platform once it has been launched and expenses associated with the expansion of the Company's onsite training centers. Office and administrative expenses associated with the newly opened onsite training centers also contributed to the increase in administrative expenses during the quarter.

Net loss for the third quarter of 2013 was $7.8 million compared to net loss of $6.6 million for the third quarter of 2012. Basic and diluted loss per share was $0.74 for the third quarter of 2013 compared to loss per share of $0.62 for the third quarter of 2012. The basic weighted average shares outstanding and diluted weighted average shares outstanding were 10,582,530 for both the quarters ended September 30, 2013, and September 30, 2012.

Financial Position

As of September 30, 2013, the Company had cash and cash equivalents of $62.3 million.

Conference Call

China Education Alliance will host a conference call and live webcast to discuss its third quarter 2013 financial results at 8 a.m. Eastern Standard Time (EDT) on Friday, November 15, 2013 (9 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial-In (Toll Free USA): 1-866-519-4004
- China Dial-In:  800-819-0121
- China Dial-In: 400-620-8038
- Hong Kong Toll Free: 8009-30346
  Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  1-855-452-5696
- International Toll:  +61-2-8199-0299
  Passcode Number: 12072811

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.

Ms. Cloris Li
Chief Financial Officer
Email: cloris@edu-chn.com

Christensen
Mr. Christian Arnell
Telephone:  +86 10 5826 4939
Email: carnell@christensenir.com

China Education Alliance, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended
In US dollars	September 30, 2013	September 30, 2012
Revenue
Online education revenue	$506,725	$608,080
Training center revenue	1,120,760	1,458,946
Total revenue	1,627,485	2,067,026

Cost of revenue
Online education costs	1,356,547	2,052,518
Training center costs	667,079	828,969
Total cost of revenue	2,023,626	2,881,487

Gross profit (Loss)
Online education gross profit/(loss)	(849,822)	(1,444,438)
Training center gross profit	453,681	629,977
Total gross profit/(loss)	(396,141)	(814,461)

Operating expenses
Selling expenses	3,697,071	2,610,144
Administrative expenses	3,089,854	2,833,040
Depreciation and amortization	839,763	735,966
Total operating expenses	7,626,688	6,179,150

(Loss) Income from operations	(8,022,829)	(6,993,611)

Other income (Expense)
Other Income/(Expense), net	(7,593)	500
Loss on disposal of property and equipment	(4,324)	(83,309)
Impairement loss on intangible assets	-	-
Interest income	56,546	453,472
Total other income/(Expense), net	44,629	370,663

Net Loss Before Provision for Income Tax	(7,978,200)	(6,622,948)
Current	-	-
Deffered	-	-

Net (loss) income	(7,978,200)	(6,622,948)
Net (loss) income attributable to the noncontrolling interests	(131,331)	(50,263)
Net (loss) income - attributable to CEAI and subsidiaries	$(7,846,869)	$(6,572,685)

Basic (loss) income per share	$(0.74)	$(0.62)
Diluted (loss) income per share	$(0.74)	$(0.62)

Basic Weighted Average Shares Outstanding	10,582,530	10,582,530
Diluted Weighted Average Shares Outstanding	10,582,530	10,582,530

The components of other comprehensive income
Net (loss) income	$(7,846,869)	$(6,572,685)
Foreign currency translation adjustment	326,018	71,828

Comprehensive (loss) income	$(7,520,851)	$(6,500,857)

China Education Alliance, Inc. and Subsidiaries

Consolidate Balance Sheets (unaudited)

	For the three months ended
In US dollars	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$62,251,843	$64,172,917
Other receivables	430,475	841,003
Prepaid expenses and other current assets	599,837	660,054
Total current assets	63,282,155	65,673,974

Non-current assets
Note receivable	-	7,935,122
Property and equipment, net	9,294,255	11,349,025
Intangibles and capitalized software, net	7,630,135	9,213,515
Total non-current assets	16,924,390	28,497,662

Total assets	$80,206,545	$94,171,636

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$243,373	$420,434
Deferred revenue	1,438,283	1,332,620
Income tax and other taxes payable	91,608	179,544
Total current liabilities	1,773,264	1,932,598

Stockholder's Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 and 10,582,530 issued as of September 30, 2013 and December 31, 2012, respectively; 137,512 and 137,512 shares held in treasury, as of September 30, 2013 and December 31, 2012, respectively)	10,583	10,583
Additional paid-in capital	40,942,009	40,941,215
Statutory reserve	3,792,161	3,792,161
Retained earnings	20,896,700	36,186,436
Accumulated other comprehensive income	12,437,792	10,322,490
Less: Treasury stock	(977,072)	(977,072)
Stockholder's equity - CEAI and subsidiaries	77,102,173	90,275,813
Noncontrolling interests in subsidiaries	1,331,108	1,963,225
Total stockholder's equity	78,433,281	92,239,038

Total liabilities and stockholder's equity	$80,206,545	$94,171,636

China Education Alliance, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows (unauditied)

	Nine Months Ended
In US dollars	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net income (loss)	$(15,611,310)	$(10,908,818)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization - operating expenses	2,433,982	2,395,556
Depreciation and amortization - cost of revenue	2,079,770	2,131,445
Loss on disposal of fixed assets	14,456	99,127
Bad debt written off on other recievables	-	18,953
Impairment loss on intangible assets	606,032	1,446,003
Stock based compensation	794	4,514
Net change in assets and liabilities
Accounts receivable	-	(111,754)
Prepaid expenses and other receivables	503,944	303,523
Deferred tax assets	-	318,996
Accounts payable and accrued liabilities	(183,261)	(1,058,601)
Income tax and other taxes payable	(87,936)	(408,861)
Deferred revenue	69,772	(828,987)
Net cash provided used in operating activities	(10,173,757)	(6,598,904)

Cash flows from investing activities
Purchases of property and equipment	(983,654)	(1,421,353)
Loan received back from NIT	8,047,383	-
Proceeds from disposal of property and equipment	14,456	20,466
Net cash used in investing activities	7,078,185	(1,400,887)

Cash flows from financing activities:
Advance from stockholder	-	99,903
Dividend paid to noncontrolling shareholders	(354,085)	(158,514)
Net cash provided by financing activities	(354,085)	(58,611)

Effect of exchange rate changes on cash	1,528,583	422,989
Net increase (decrease) in cash and cash equivalents	(1,921,074)	(7,635,413)
Cash and cash equivalents, beginning of period	64,172,917	73,597,159
Cash and cash equivalents, at end of period	$62,251,843	$65,961,746

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$93,858	$92,832